UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 12, 2014, MGM Resorts International (the “Company”) and CityCenter Holdings, LLC (“CityCenter”), which is 50% owned by a wholly owned subsidiary of the Company and 50% owned by Infinity World Development Corp (a wholly owned subsidiary of Dubai World), entered into a Settlement Agreement with Perini Building Company, Inc. (“Perini”), general contractor for CityCenter, the remaining Perini subcontractors and relevant insurers to resolve all outstanding project lien claims and CityCenter’s counterclaims relating to the Harmon Hotel and Spa (“Perini Settlement Agreement”). The settlement is subject to execution of a global settlement agreement by all parties by December 31, 2014 and CityCenter’s procurement by January 15, 2015 of acceptable insurance to replace the general liability policies which comprised the Owner Controlled Insurance Program for construction-related and workers compensation claims (which replacement insurance costs are not included in the settlement amounts reported herein).

The Perini Settlement Agreement, combined with prior Harmon-related insurance settlement proceeds of about $85 million, will result in total settlement proceeds to CityCenter of approximately $195 million on its Harmon construction defect claims, approximately $20 million of which will be a Company contribution pursuant to the third amended and restated completion and cost overrun guarantee (“Completion Guarantee”), among other sources of funds. Under the Perini Settlement Agreement, together with previous settlement agreements relating to the non-Harmon related lien claims, the Company has made or will make cash payments of approximately $153 million to Perini to resolve the non-Harmon-related lien claims, which is also a Completion Guarantee obligation. The Company’s obligation will be offset by the $72 million of condominium proceeds received and held in escrow by CityCenter, which are available to fund construction lien claims upon final resolution of the Perini litigation. The Perini Settlement Agreement, together with previous settlement agreements relating to the non-Harmon related lien claims, resolves all of Perini’s and the subcontractors’ lien claims against CityCenter, MGM Resorts International Design (formerly known as MGM MIRAGE Design Group) and certain direct or indirect subsidiaries of CityCenter, and all of CityCenter’s claims against Perini and the Harmon subcontractors. The Perini Settlement Agreement was entered into solely by way of compromise and settlement and is not in any way an admission of liability or fault by the Company or CityCenter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2014

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Senior Vice President, Assistant General Counsel & Assistant Secretary

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